UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2007

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (I.R.S. Employer Identification No.)

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition.

On August 13, 2007, Hovnanian Enterprises, Inc. (the “Company”) issued a press release announcing its preliminary net contracts and deliveries for the third quarter ended July 31, 2007. A copy of the press release is attached as Exhibit 99.1.

The information in this Item 2.02 and the Exhibit attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.06.	Material Impairments.

In connection with the preparation of the press release referred to in item 2.02, the Company’s management concluded that charges for impairment to certain assets will be required because of the continued deterioration in sales pace and pricing in certain of the Company’s communities during the third quarter ended July 31, 2007. The Company expects to incur approximately $90 million to $110 million of pretax charges related to land impairment and write-offs of predevelopment costs and land deposits in the third quarter, a portion of which may have to be paid in cash.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release Dated August 13, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)
By:	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

Date: August 13, 2007

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INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 99.1	Press Release Dated August 13, 2007.

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